Exhibit 32.2
CERTIFICATION

In connection with the annual report of Bancroft Uranium, Inc. (the “Company”) on Form 10-KSB for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, David Naylor, Chief Financial Officer and Principal Financial and Accounting Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), that:

1.	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the periods covered by the Annual Report.

Date: April 15, 2008
	By:	/s/ David Naylor
David Naylor
Chief Financial Officer and Principal Financial and Accounting Officer